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                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP
                          TO INCORPORATION BY REFERENCE

We consent to the reference to our firm under the heading "Incorporation of Documents by Reference" in the Registration Statement of Optical Sensors Incorporated on Form S-8 and the related Prospectus pertaining to the Optical Sensors Incorporated 2003 Stock Option Plan, and to the incorporation by reference therein of our report dated February 27, 2004 with respect to the financial statements of Optical Sensors Incorporated included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                     ---------------------------
April 7, 2004                                        Ernst & Young LLP
                                                     /s/ Ernst & Young LLP